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                                   BY-LAWS

                                     OF

                             ENERDYNE CORPORATION
               -------------------------------------------------
                 (Adopted at Combined Meeting of Stockholders
                  and Directors on December 10, 1968)

                                  ARTICLE I

                                 Shareholders

      Section 1. PLACE OF MEETINGS. All meetings of Shareholders shall be held either at the registered office of the corporation, or its principal place of business in Albuquerque, New Mexico, or at such other place as may be designated from time to time, whether within or without the State of_____________.

      Section 2. ANNUAL MEETINGS. The annual meeting of the Shareholders of the corporation shall be held at 10:00 o'clock in the forenoon on the 3rd Tuesday in October of each year, if not a legal holiday, and if a legal holiday then at the same time on the next succeeding Tuesday not a legal holiday. In the event that such annual meeting is omitted by oversight or otherwise on the date herein provided for, the Directors shall cause a meeting in lieu thereof to be held as soon thereafter as may be convenient, and any business transacted or elections held at such meeting shall be as valid as if transacted or held at the annual meeting. Such subsequent meeting shall be called in the same manner as provided for the annual Shareholders' meeting.

      Section 3. SPECIAL MEETINGS. Except as otherwise provided by law, special meetings of the Shareholders of this corporation shall be held whenever called by the President, or, in his absence, a Vice-President, or by a majority of the Board of Directors, or whenever the Shareholders of at least 10% of all the outstanding shares of the corporation entitled to


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vote at the meeting shall make written application therefor to the Secretary, stating the time, place and purpose of the meeting called for.

      Section 4. NOTICE OF MEETINGS. Notice of all Shareholders' meetings, stating the time and the place and the objects for which such meetings are called, shall be given by or at the direction of the President or the Secretary, or the officer or persons calling the meeting, by mail not less than ten nor more than 50 days prior to the date of the meeting to each Shareholder of record entitled to vote thereat sent to his address as it appears on the stock books of the corporation.

      Any meeting for which all Shareholders shall at any time waive or have waived notice in writing shall be a legal meeting for the transaction of business, notwithstanding that notice has not been given as hereinabove provided.

      Section 5. QUORUM OF SHAREHOLDERS. Except as hereinafter provided, and as otherwise provided by law, at any meeting of the Shareholders a majority in interest of the shares of capital stock issued and outstanding and entitled to vote, represented by Shareholders of record in person or by proxy, shall constitute a quorum; but a less interest may adjourn any meeting and the meeting may be held as adjourned without further notice; provided, however, that Directors shall not be elected at meetings so adjourned. When a quorum is present at any meeting, a majority in interest of the voting stock represented thereat, shall decide any question brought before such meeting, unless the question is one upon which, by express provision of law or of the Articles of Incorporation or of these By-Laws, a larger or different vote is required, in which case such express provision shall govern and control the decision of such question. The Shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the


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withdrawal of enough Shareholders to leave less than a quorum.

     Section 6. PROXY AND VOTING. Shareholders of record may vote at any meeting, either in person, or by proxy in writing which shall be filed with the Secretary of the meeting before being voted. Such proxies shall entitle the holders thereof to vote at any adjournment of such meeting, but shall not be valid after the final adjournment thereof. No proxy shall be valid after the expiration of eleven months from the date of its execution unless otherwise provided in the proxy.

     Each outstanding share of stock entitled to vote shall be entitled to one vote upon each matter submitted to vote. Cumulative voting of shares for election of Directors shall not be permitted unless specifically authorized in the Articles of Incorporation.

                                   ARTICLE II

                               Board of Directors

     Section 1. ELECTION, TENURE, AND QUALIFICATIONS. A Board of Directors shall be chosen by ballot at the annual meeting of the Shareholders or at any meeting held in place thereof, as provided by law. The number of Directors of this corporation shall be five. Each Director shall serve until the next annual meeting of the Shareholders and until his successor is duly elected and qualified. Directors need not be residents of the State of New Mexico or Shareholders of the corporation unless the Articles of Incorporation so require. Directors shall be of full age, and at least one of them shall be a citizen of the United States.

     Section 2. POWERS OF DIRECTORS. The business and affairs of the corporation shall be managed by its Board of Directors. In the management and control of the property, business and affairs of the


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corporation, the Board of Directors is hereby vested with all the powers possessed by the corporation itself so far as this delegation of authority is not inconsistent with the laws of the State of New Mexico, with the Articles of Incorporation of the corporation, or with these By-Laws. The Board of Directors shall have power to determine what constitutes net earnings, profits and surplus respectively, what amount shall be reserved for working capital and for any other purpose, and what amount shall be declared as dividends, and such determination by the Board of Directors shall be final and conclusive.

     The Board of Directors shall elect and fix the compensation of the officers of the corporation. If, however, any part or all of such compensation shall be disallowed as a deduction from corporate income for tax purposes, then such disallowed portion shall be repaid to the corporation by the officers who received it.

     Section 3. MEETINGS OF DIRECTORS. Regular meetings of the Board of Directors shall be held without other notice than this by-law immediately after, and at the same place as, the annual meeting of Shareholders, and at such other times as the Board may by vote determine; and if so determined, no notice thereof need be given. Special meetings of the Board of Directors may be held at any time or place within or without the State of New Mexico whenever called by or at the request of the President, or in his absence, the Vice President, or any two Directors. Notice of special meetings, stating the time and place thereof, shall be given by mailing the same to each Director at his residence or business address at least two days before the meeting. Any Director may waive notice of any meeting. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.


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Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

     Any action which must or may be taken at a meeting of the Directors of the corporation may be taken without a meeting if a consent in writing, setting out the action taken, is signed by all of the Directors; and such consent shall have the same effect as a unanimous vote.

     Section 4. QUORUM OF DIRECTORS. A majority of the number of Directors as fixed for the time being by these By-Laws shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present, a majority of the Directors present may adjourn the meeting from time to time without further notice. When a quorum is present at any meeting, a majority of the Directors present thereat shall decide any question brought before such meeting, except as otherwise provided by law or by these By-Laws.

                                 ARTICLE III

                                   Officers

     Section 1. NUMBER, ELECTION, AND TERM OF OFFICE. The officers of this corporation shall be a President, one or more Vice-Presidents as determined by the Board of Directors, a Secretary, and a Treasurer. The Board of Directors in its discretion may elect a Chairman of the Board of Directors, who, when present, shall preside at all meetings of the Board of Directors, and who shall have such powers as the Board may prescribe. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person, except the offices of President and Secretary. Officers shall be elected annually by the Board of Directors at its first meeting held after each annual meeting of the

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Shareholders. Each officer shall hold office until his successor has been duly elected and qualified, or until his earlier death or resignation, or until he has been removed in the manner hereinafter provided.

     Section 2. PRESIDENT. The President shall be the chief executive officer of the corporation and, subject to control of the Board of Directors, shall in general supervise and control all of the business and affairs of the corporation. When present he shall preside at all meetings of the Stockholders, and unless a chairman of the Board of Directors has been elected and is present, he shall preside at meetings of the Board of Directors. The President, unless some other person is specifically authorized by vote of the Board of Directors, shall sign all certificates of stock, bonds, deeds, mortgages, extension agreements, modification of all mortgage agreements, leases, and contracts of the corporation. He shall perform all the duties commonly incident to his office, and shall perform such other duties as the Board of Directors may from time to time prescribe.

     Section 3. VICE-PRESIDENT. Except as may be specially limited by vote of the Board of Directors, the Vice-President shall perform the duties and have the powers of the President during his absence or in the event of his death, disability, or refusal to act, and shall have the power to sign all certificates of stock, bonds, deeds, contracts and other corporate documents. He shall perform such other duties and have such other powers as the Board of Directors shall designate. If there shall be more than one Vice-President, they shall act for the President in the order designated at the time of their election, or if not so designated, then in the order of their election.

     Section 4. SECRETARY. The Secretary shall keep accurate minutes of all meetings of the Shareholders and the Board of Directors, and shall perform such other duties and have such other powers as the Board

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of Directors shall designate. The Secretary shall, together with the
President or Vice-President, sign certificates of stock of the corporation which have been authorized for signature, and shall attest to the signature of the President or Vice-President on any corporate document where such attestation is required. In his absence at any meeting a Secretary pro tempore shall perform his duties thereat.

         Section 5. TREASURER. The Treasurer, subject to the order of the Board of Directors, shall have the care and custody of the money, funds, valuable papers and documents of the corporation (other than his own bond, if any, which shall be in the custody of the President), and shall have and exercise, under the supervision of the Board of Directors, all the powers and duties commonly incident to his office, and shall give bond in such form and with such surety as shall be required by the Board of Directors. He shall deposit all funds of the corporation in such banks, trust companies or other depositories as the Directors shall designate. He may endorse for deposit or collect on all checks and notes payable to the corporation or to its order, and may accept drafts on behalf of the corporation. He shall keep accurate books of account of the corporation's transactions, which shall be the property of the corporation and, together with all corporate property in his possession, shall be subject at all times to the inspection and control of the Board of Directors. All checks, drafts, notes or other obligations for the payment of money out of funds of the corporation shall be signed by such officer or officers as the Board of Directors shall, by general or special resolution, direct.

         Section 6. ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. Assistant Secretaries may sign with the President or a Vice-President certificates for shares of the corporation authorized for issuance by


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a resolution of the Board of Directors. Assistant Treasurers shall, respectively, give bonds for the faithful discharge of their duties if and as required by the Board of Directors. Assistant Secretaries and Assistant Treasurers shall, in general, perform such duties as may be assigned to them by the Secretary or the Treasurer, respectively, or by the President or the Board of Directors.

                                   ARTICLE IV

                            Resignations and Removals

         Any Director or Officer of the corporation may resign at any time by giving written notice to the corporation, to the Board of Directors, to the Chairman of the Board, to the President or to the Secretary of the corporation. Any such resignation shall take effect at the time specified therein, or if the time be not specified therein, upon its acceptance by the Board of Directors.

         The Shareholders, at any meeting called expressly for the purpose, by vote of the majority of the stock entitled to vote at an election of Directors, may remove from office any or all Directors elected or appointed by the Shareholders or Board of Directors, except as may be otherwise provided by law. The Board of Directors, whenever in its judgment the best interests of the corporation would be served thereby, may remove from office any officer or agent elected or appointed by it, but such removal shall not prejudice the contract rights, if any, of the person so removed.

                                   ARTICLE V

                                   Vacancies

         Any vacancy occurring on the Board of Directors may be filled by the affirmative vote of a majority of the remaining Directors though

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less than a quorum of the Board of Directors.  A Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of Directors shall be filled by election at an annual meeting or at a special meeting of Shareholders called for that purpose.

            A vacancy in any office because of the death, resignation, removal or disqualification of any officer, or for any other reason, may be filled by the Board of Directors for the unexpired portion of the term.

                                   ARTICLE VI

                       Certificates and Transfer of Stock

            Section 1. CERTIFICATES FOR SHARES. Certificates representing shares of the corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the President or a Vice-President and by the Secretary or an Assistant Secretary. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the corporation as the Board of Directors may prescribe.

            Section 2. TRANSFER OF SHARES. Transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the


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Secretary of the corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

                                   ARTICLE VII

                Closing of Transfer Books or Fixing of Record Date

            For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, fifty days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than fifty days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof except where

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       the determination has been made through the closing of the stock transfer books and the stated period of closing has expired.

                                  ARTICLE VIII.

                                 Corporate Seal

              The seal of this corporation shall consist of a circular die with two concentric circles around the edge, within which will appear the name ENERDYNE CORPORATION 1958, inscribed in the center of the seal will be the words, Corporate Seal New Mexico.

                                   ARTICLE IX

                                   Fiscal Year

              The fiscal year of the corporation shall begin on the first day of June and end on the last day of the next succeeding May.

                                    ARTICLE X

                                Waiver of Notice

              Whenever any notice whatever is required to be given by these By-Laws or the Articles of Incorporation of this corporation, or any of the corporation laws of the State of New Mexico, a waiver thereof signed by the person or persons entitled to such notice, either before or after the time stated therein, shall be deemed equivalent to giving the required notice.

                                   ARTICLE XI

                                   Amendments

              The By-Laws of the corporation may be amended, altered, or


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       repealed, and new By-Laws may be adopted, by vote of a majority of the
       Board of Directors at any regular or special meeting of the Directors, unless such power is reserved to the shareholders by the Articles of Incorporation.


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                            CERTIFICATE OF AMENDMENT

                                       TO

                                     BY-LAWS

              The undersigned, being the duly elected, qualified and acting Secretary of Enerdyne Corporation, hereby certifies that a combined special meeting of the stockholders and directors of said corporation was held on February 14, 1968, and at said meeting the following resolutions were adopted amending the By-Laws of the corporation:

                     RESOLVED, that the first sentence of Article II of the By-Laws of the corporation entitled "Annual Meetings" be, and it hereby is, amended to read and provide as follows:

                     "The annual meeting of the stockholders of the corporation shall be held at 10:00 o'clock in the forenoon on the fourth Monday in August of each year if not a legal holiday, and if a legal holiday, then at the same time on the next succeeding Monday not a legal holiday."

                     RESOLVED FURTHER, that Article XXV of the By-Laws of said corporation be, and it hereby is, revoked in its entirety, and the following be, and it hereby is, substituted as
                     Article XXV of the By-Laws:

                     "The affairs of the corporation shall be conducted and its books and records shall be maintained on a fiscal year basis, which fiscal year shall commence on June 1st and shall end on the following May 31st."


                                                   /s/ John P. Dwyer
                                                 ---------------------
                                                       Secretary

                                  VERIFICATION

       STATE OF NEW MEXICO        )
                                  )   ss.
       COUNTY OF BERNALILLO       )

              I, Virgil L. Brown, a Notary Public do hereby certify that on this 15th day of February 1968, personally appeared before me JOHN P. DWYER, who, being by me first duly sworn, declared that he is the Secretary of Enerdyne Corporation, that he signed the foregoing document as Secretary of the corporation, and that the statements therein contained are true.

                                              /s/ Virgil L. Brown
                                            -----------------------
       My Commission Expires:                     Notary Public
       June 8, 1971